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                                                                       EXHIBIT 5

                                  July 12, 2000


Midwest Medical Insurance Holding Company
7650 Edinborough Way, Suite 400
Minneapolis, MN  55435

         RE:      Form S-2 Registration Statement

Ladies and Gentlemen:

         You have requested our opinion with regard to the legality of the proposed initial public offering by Midwest Medical Insurance Holding Company (the "Company") of up to 3,000 shares of the Company's Class C Common Stock, no par value.

         We have examined the Restated Articles of Incorporation of the Company, the Bylaws of the Company, the minutes of all meetings of the directors of the Company in which any action was taken pertaining to the issuance of the shares to be registered, the Registration Statement on Form S-2, any amendments thereto, and other matters deemed relevant by us.

         Based upon our examination of the foregoing documents and questions of law as we have deemed applicable, we are of the following opinion:

         1. That the Company is a corporation duly organized and existing under the laws of the State of Minnesota.

         2. That the shares to be offered by the Company in the proposed initial public offering, when issued upon the terms and in the manner set forth in the Registration Statement and related prospectus, will be legally issued, fully paid and nonassessable shares of the Company's Class C Common Stock, no par value.

         The undersigned firm hereby consents to the inclusion of this letter as part of the Registration Statement referred to above, and any amendment thereto, and to the use of this firm's name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                Very truly yours,

                                BEST & FLANAGAN LLP



                                By:  /s/Ross C. Formell
                                   ----------------------------------------
                                    Ross C. Formell, Partner